UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Freedom Acquisition Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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     FREEDOM ACQUISITION HOLDINGS, INC. (“FREEDOM”) HAS MAILED A DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE PROPOSED ACQUISITION OF GLG PARTNERS LP AND ITS AFFILIATED ENTITIES (COLLECTIVELY, “GLG”) TO FREEDOM STOCKHOLDERS. THE DEFINITIVE PROXY STATEMENT WAS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON OCTOBER 11, 2007. STOCKHOLDERS OF FREEDOM AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH FREEDOM’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED ACQUISITION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT GLG, FREEDOM AND THE PROPOSED ACQUISITION. STOCKHOLDERS MAY OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: FREEDOM ACQUISITION HOLDINGS, INC., 1114 AVENUE OF THE AMERICAS, 41ST FLOOR, NEW YORK, NEW YORK 10036, TELEPHONE (212) 380-2230.
     FREEDOM AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM FREEDOM’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN FREEDOM IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT. FREEDOM’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED ACQUISITION BY READING THE DEFINITIVE PROXY STATEMENT.
     NOTHING IN THIS SCHEDULE 14A SHOULD BE CONSTRUED AS, OR IS INTENDED TO BE, A SOLICITATION FOR OR AN OFFER TO PROVIDE INVESTMENT ADVISORY SERVICES.

Earnings Release
     On October 24, 2007, GLG Partners (“GLG”) released its earnings for the third fiscal quarter of 2007, and Freedom Acquisition Holdings, Inc. (“Freedom”) is furnishing to the Securities and Exchange Commission a copy of the earnings release issued by GLG as Exhibit A to this Schedule 14A, which is incorporated herein by reference.
     GLG presents certain financial measures, such as adjusted net income and comprehensive limited partner profit share, compensation and benefits, that are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP, in addition to financial results prepared in accordance with GAAP. See the discussion in the earnings release under “Non-GAAP Financial Measures”. GLG’s management uses these non- GAAP financial measures in its evaluation of GLG’s core results of operations and trends between fiscal periods and believes these measures are an important component of its internal performance measurement process. GLG’s management also prepares forecasts for future periods on a basis consistent with these non-GAAP financial measures. Under the credit facility expected to be entered into in connection with the acquisition, Freedom and its subsidiaries will be required to maintain compliance with certain financial covenants based on adjusted earnings before interest expense, provision for income taxes, depreciation and amortization, or adjusted EBITDA, which is calculated based on the non-GAAP adjusted net income measure, further adjusted to add back interest expense, provision for income taxes, depreciation and amortization. Non-GAAP adjusted net income has certain limitations in that it may overcompensate for certain costs and expenditures related to GLG’s business and may not be indicative of the cash flows from operations as determined in accordance with GAAP.
Updated Presentation
     Attached as Exhibit B to this Schedule 14A and incorporated herein by reference is the form of updated presentation to be used by GLG and Freedom, which updates the transaction presentation previously filed by Freedom.
Webcast and Conference Call
     Attached as Exhibit C to this Schedule 14A and incorporated by reference herein is the script of a webcast and telephone conference call with analysts and others held by GLG on October 24, 2007.

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Exhibit A
GLG PARTNERS REPORTS THIRD QUARTER 2007 EARNINGS
•	Net income of $46 million; Adjusted net income of $29 million, up 160% from Q3 2006

•	Net assets under management of $20.5 billion, up 49% from Q3 2006

•	Total inflows of $1.8 billion during Q3 2007, including managed account inflows and gross fund-based inflows
London, October 24, 2007 — GLG Partners (GLG), a leading alternative asset manager, today reported net income of $46 million for the quarter ended September 30, 2007 and $375 million for the first nine months of 2007. Adjusted net income (net income less limited partner profit share) was $29 million, up 160% year-over-year, for the quarter ended September 30, 2007 and $168 million, up 99% year-over-year, for the first nine months of 2007.
GLG’s net assets under management as of September 30, 2007 reached $20.5 billion (net of assets invested from other GLG managed funds), up 10% from June 30, 2007 and 49% from September 30, 2006. GLG’s gross assets under management (including assets invested from other GLG managed funds) were $23.6 billion at September 30, 2007, up 10% from June 30, 2007 and 48% from September 30, 2006. A combination of performance and healthy inflows drove the growth in assets under management (AUM) as set forth below in Table 1.
“Our diversified model continued to work in the volatile markets of the summer, showing particular strength in Emerging Markets, led by Greg Coffey, and in the European strategies, led by GLG Co-Founder, Pierre Lagrange, as well as substantial net inflows broadly in our alternative strategies”, said Noam Gottesman, Co-Founder, Managing Director and Co-CEO of GLG. “We are looking forward to the upcoming completion of the reverse acquisition transaction with Freedom Acquisition Holdings in the coming weeks and remain excited about the prospects for the future expansion and growth of our business.”

Table 1: Assets Under Management
(USD in millions)

	As of September 30,
	2007	2006

Gross Fund-Based AUM	$21,524	$14,519
Managed Accounts AUM	1,905	1,042
Cash and Other Securities	164	372
Gross AUM	$23,593	$15,932
YoY % Change	48%
Net AUM	$20,466	$13,718
YoY % Change	49%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Opening Gross Fund-Based AUM	$19,485	$14,351	$16,053	$11,484
Fund-based inflows (net of redemptions)	1,798	(72)	3,350	1,541
Fund-based net performance (gains net of losses)	241	240	2,121	1,494

Closing Gross Fund-Based AUM	$21,524	$14,519	$21,524	$14,519

% of Opening Gross Fund-Based AUM
Gross Fund-based inflows (net of redemptions)	9.2%	(0.5%)	20.9%	13.4%
Gross Fund-based net performance (gains net of losses)	1.2%	1.7%	13.2%	13.0%

Opening Managed Accounts AUM	$1,843	$937	$1,233	$335
Inflows (net of redemptions)	38	96	457	766
Net performance (gains net of losses)	24	8	215	(60)

Closing Managed Accounts AUM	$1,905	$1,042	$1,905	$1,042

% of Opening Managed Accounts AUM
Inflows (net of redemptions)	2.1%	10.3%	37.1%	228.8%
Net Performance (gains net of losses)	1.3%	0.9%	17.5%	(17.9%)
Note: Net performance is based on both opening AUM and inflows during the period and can be influenced by heavy inflows and fluctuations in currencies.
Financial Summary
For Q3 2007, total net revenues and other income was up 79% to $103 million compared to $57 million in the same quarter last year, primarily due to increased management fees as a result of performance and strong inflows across the GLG managed funds. For the first nine months of 2007, total net revenues and other income increased 78% over the first nine months of 2006 to $594 million.

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Performance fees were immaterial in Q3 2007 as it is our practice to recognize performance fees when they crystallize, generally on June 30 and December 31 of each year. Accordingly, when Q4’s performance fees are reported they will reflect crystallized second half performance.
Management and administration fees totaled $95 million or 1.9% of average net AUM for Q3 2007, increases of 69% and 29 basis points (bps), respectively, from the same quarter in 2006. For the first nine months of 2007, management and administration fees totaled $242 million, or 1.8% of average net AUM, increases of 56% and 16 bps, respectively, over the first nine months of 2006. Other income of $7 million reflects primarily currency related gains on cash held on our balance sheet during Q3 2007.
The total level of comprehensive limited partner profit share, compensation and benefits (“PSCB”) rose by 60% for Q3 to $46 million. This is down by 539 bps to 45% when expressed as a percentage of revenues, versus the same period last year. PSCB is a financial measure not prepared under U.S. generally accepted accounting principles, or GAAP, and includes limited partner profit share as described below under “Non-GAAP Financial Measures.” Employee compensation and benefits for Q3 2007 increased $25 million over the same quarter last year to $29 million primarily due to the reversal in Q3 2006 of selected employee compensation and benefits accruals as certain key personnel ceased to be employees and became participants in the limited partner profit share arrangement.
Please note that compensation expense and limited partner profit share tied to fund performance is only recognized when the related performance fees crystallize, generally on June 30 and December 31 of each year. When Q4 is ultimately reported, the portion of compensation expense and limited partner profit share tied to performance will reflect crystallized second half performance as well as any adjustments to amounts accrued in the first half.
PSCB for the first nine months of 2007 increased by 63% to $318 million but fell by roughly 471 bps to 54% when expressed as a percentage of revenues when compared with the same period a year ago. Employee compensation and benefits for the first nine months of 2007 fell by 6% year-over-year to $111 million as a result of certain key personnel ceasing to be employees when GLG established its limited partner profit share arrangement in 2006.
General, administrative, and other expenses for Q3 2007 increased 56% to $26 million year-over-year, but fell 372 bps as a percentage of revenues to 25%. For the first nine months of 2007, these expenses rose 82% year-over-year to $80 million or by 29 bps to 13% when expressed as a percentage of revenues, reflecting increases in operating costs due to significant growth in the business as well as certain one-time costs recognized in the first half of 2007.

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“Our risk management and controls infrastructure performed well in what proved to be a turbulent period for capital markets globally”, said Emmanuel Roman, Co-CEO and Managing Director of GLG. “Furthermore, our operations continue to scale and we are encouraged by the initial momentum with our new strategic partners, Istithmar and Sal. Oppenheim.”
Investor/Analyst Conference Call and Webcast
GLG will be hosting a conference call for investors and analysts today at 11:00 AM EDT (New York City) / 4:00 PM BST (Guernsey/London). The dial-in number for the live conference call is +1 866 238 1665 in the US or +44 (0)207 15 32 010 in the UK. To access a webcast of the conference call, please register via GLG’s website www.glgpartners.com.
The conference call replay can be accessed by dialing +1 888 266 2081 in the US or +1 703 925 2533 in the UK and entering access code #1156360. The webcast replay of the conference call will also be available on the Company’s website at www.glgpartners.com. Both the dial-in and webcast replay of the call will be available beginning on October 24, 2007 at 2pm EST or 7pm BST until November 7, 2007.
About GLG
GLG, the largest independent alternative asset manager in Europe and one of the largest in the world, offers its base of long-standing prestigious clients a diverse range of investment products and account management services. GLG’s focus is on preserving client’s capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers, while maintaining its tradition of client-focused product development and customer service. As of September 30, 2007, GLG managed gross AUM of over $23 billion.
Forward-looking Statements
This press release contains statements relating to future results that are forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market conditions for GLG managed investment funds; performance of GLG managed investment funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically;

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operational risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, the use of derivatives, interest rates and currency fluctuations; costs related to the proposed acquisition; failure to obtain the required approvals of stockholders of Freedom Acquisition Holdings, Inc. for the proposed acquisition transaction; and risks that the closing of the transaction is substantially delayed or that the transaction does not close, as well as other risks and uncertainties, including those set forth in the definitive proxy statement filed by Freedom with the Securities and Exchange Commission on October 11, 2007. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Investors/analysts:

GLG:	Simon White
Chief Financial Officer
+44 (0)20 7016 7000
simon.white@glgpartners.com

Michael Hodes
Acting Director of Investor Relations
+1 212 224 7223
michael.hodes@glgpartners.com

Media:

Finsbury:	Rupert Younger/Amanda Lee
+44 (0)20 7251 3801
rupert.younger@finsbury.com
amanda.lee@finsbury.com

Andy Merrill
+ 1 212 303 7600
andy.merrill@finsbury.com

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GLG
Unaudited Combined Statement of Operations
(USD in thousands)

	Three Months Ended
	September 30,
	2007	2006	% Change

Net revenues and other income

Management fees	$78,558	$47,010	67%
Performance fees	803	1,102	NM
Administration fees	16,306	9,128	79%
Other	6,905	—	NM

Total net revenues and other income	102,572	57,240	79%

Expenses

Employee compensation and benefits	(28,959)	(3,735)	NM
General, administrative and other	(25,891)	(16,576)	56%

	(54,850)	(20,311)	170%

Income from operations	47,722	36,929	29%
Interest income, net	3,048	1,029	196%

Income before income taxes	50,770	37,958	34%
Income taxes	(4,735)	(1,803)	163%

GAAP Net income	$46,035	$36,155	27%

	Nine Months Ended
	September 30,
	2007	2006	% Change

Net revenues and other income

Management fees	$198,892	$129,981	53%
Performance fees	343,835	177,047	94%
Administration fees	42,986	25,050	72%
Other	7,875	1,883	318%

Total net revenues and other income	593,588	333,961	78%

Expenses

Employee compensation and benefits	(110,526)	(118,194)	NM
General, administrative and other	(79,634)	(43,721)	82%

	(190,160)	(161,915)	NM

Income from operations	403,428	172,046	134%
Interest income, net	4,694	3,603	30%

Income before income taxes	408,122	175,649	132%
Income taxes	(33,020)	(14,803)	123%

GAAP Net income	$375,102	$160,846	133%

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GLG
Combined Balance Sheet
(USD in thousands)

	As of September 30,	As of December 31,
	2007	2006
	(unaudited)
Assets

Cash and cash equivalents	$391,732	$273,148
Investments	163	201
Fees receivable	40,687	251,963
Prepaid expenses and other assets	32,647	25,944

Property and equipment (net of accumulated depreciation and amortization of $11,669 and $10,117 respectively)	8,966	6,121

Total Assets	$474,195	$557,377

Liabilities and Members’ Equity

Current Liabilities
Rebates and sub-administration fees payable	$19,473	$19,146
Accrued compensation and benefits	63,199	102,507
Income taxes payable	19,038	25,094
Distributions payable	71,311	9,310
Accounts payable and other accruals	14,753	19,716
Other liabilities	3,654	5,100

Total Current Liabilities	191,428	180,873

Non-Current Liabilities
Loan payable	13,000	13,000
Minority Interest	2,031	1,552

Total Non-Current Liabilities	15,031	14,552

Commitments and Contingencies	—	—

Total Liabilities	206,459	195,425

Members’ Equity
Members’ equity	6,843	6,356
Retained Earnings	257,238	352,690
Accumulated other comprehensive income	3,655	2,906

Total Members’ Equity	267,736	361,952

Total Liabilities and Members’ Equity	$474,195	$557,377

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GLG
Non-GAAP Adjusted Net Income for the Three and Nine Months Ended September 30, 2007 and September 30, 2006
(USD in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	% Change	2007	2006	% Change

Derivation of non-GAAP adjusted net income

GAAP Net income	$46,035	$36,155	27%	$375,102	$160,846	133%

Deduct: limited partner profit share	(17,000)	(25,000)	(32%)	(207,500)	(76,530)	171%

Non-GAAP adjusted net income	$29,035	$11,155	160%	$167,602	$84,316	99%

GLG
Non-GAAP Expenses for the Three and Nine Months Ended September 30, 2007 and September 30, 2006
(USD in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	% Change	2007	2006	% Change

Non-GAAP expenses

GAAP employee compensation and benefits	$(28,959)	$(3,735)		$(110,526)	$(118,194)

Limited partner profit share	(17,000)	(25,000)		(207,500)	(76,530)

Non-GAAP Comprehensive limited partner profit share, compensation and benefits	$(45,959)	$(28,735)	60%	$(318,026)	$(194,724)	63%

GAAP General, administrative and other	(25,891)	(16,576)	56%	(79,634)	(43,721)	82%

Non-GAAP total expenses	$(71,850)	$(45,311)	59%	$(397,660)	$(238,445)	67%

Non-GAAP Financial Measures
GLG presents certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principals, or GAAP, in addition to financial results prepared in accordance with GAAP.
Comprehensive Limited Partner Profit Share, Compensation and Benefits (“PSCB”): GLG’s management assesses its personnel-related expenses based on the measure “non-GAAP comprehensive limited partner profit share, compensation and benefits”, or non-GAAP PSCB. This non-GAAP financial measure reflects GAAP employee compensation and benefits, adjusted to include the limited partner profit shares.
Beginning in mid-2006, GLG entered into partnerships with a number of its key personnel who ceased to be employees and instead became holders of direct or indirect limited partnership interests in certain GLG entities. These individuals continue to provide services to GLG, either directly or through two limited liability partnerships. Through their partnership interests, these key individuals are entitled to profit shares in the form of priority distributions paid as partnership draws. In addition they may be entitled to an additional discretionary limited partner profit share. The key personnel that are participants in the limited partner profit share arrangement described above do not receive salaries or discretionary bonuses from GLG.
Under GAAP, limited partner profit share cannot be presented as employee compensation expense. However, management believes that it is more appropriate to treat limited partner profit share as expense when considering business performance because it reflects the cost of the services provided to GLG by these participants in the limited partner profit share arrangement. As a result, GLG presents the measure non-GAAP PSCB to show the total cost of the services provided to GLG by both participants in the limited partner profit share arrangement and employees. For purposes of this non-GAAP financial measure, GLG recognizes the limited partner profit share in the period in which the revenues related to the limited partner profit share are recognized, rather than the period in which the limited partner profit share distributions are made.
Non-GAAP PSCB is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP employee compensation and benefits.
Adjusted Net Income: GLG’s management assesses the underlying performance of its business based on the measure “adjusted net income”, which adjusts for the difference between GAAP employee compensation and benefits and non-GAAP PSCB as discussed above. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net income as an indicator of GLG’s operating performance or any other measures of performance derived in accordance with GAAP.
GLG is providing these non-GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel-related costs and its earnings from operations and because it believes that they will be helpful to investors in understanding all components of the personnel-related costs of GLG’s business. GLG’s management believes that the non-GAAP financial measures also enhance comparisons of GLG’s core results of operations with historical periods. In particular, GLG believes that the non-GAAP adjusted net income measure better represents profits available for distribution to stockholders than does GAAP net income.
Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by GLG may be different from non-GAAP financial measures used by other companies.

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GLG
Financial Supplement

(USD in millions)	Q32007	Q22007	Q32006	LTM(1)	YTD(2)

Gross AUM	23,593	21,522	15,932	23,593	23,593

Net AUM	20,466	18,585	13,718	20,466	20,466

Average net AUM	19,533	17,343	13,592	16,805	17,576

(USD in thousands)

Management fees	78,558	62,991	47,010	255,184	198,892

Performance fees(3)	803	340,512	1,102	561,527	343,835

Administration fees	16,306	14,036	9,128	52,751	42,986

Other	6,905	472	—	10,891	7,875

Total net revenues and other income	102,572	418,010	57,240	880,353	593,588

Employee compensation and benefits	(28,959)	(56,518)	(3,735)	(160,717)	(110,526)

General, adminstrative and other	(25,891)	(27,979)	(16,576)	(104,177)	(79,634)

Net interest income	3,048	171	1,029	5,749	4,694

GAAP net income before taxes	50,770	333,685	37,958	621,208	408,122

Income tax expense	(4,735)	(25,031)	(1,803)	(47,443)	(33,020)

GAAP net income after taxes	46,035	308,654	36,155	573,765	375,102

Limited partner profit share	(17,000)	(184,047)	(25,000)	(332,420)	(207,500)

Non-GAAP adjusted net income (4)	29,035	124,607	11,155	241,345	167,602

Management fees and Administration fees/Avg. net AUM (5)	1.9%	1.8%	1.7%	1.8%	1.8%
Total net revenues and other income/Avg. net AUM(5)	2.1%	9.6%	1.7%	5.2%	4.5%
Employee compensation and benefits and limited partner profit share/Total net revenues and other income	45%	58%	50%	56%	54%
General, administrative and other expenses/Total net revenues and other income	25%	7%	29%	12%	13%
Non-GAAP adjusted net income/Total net revenues and other income	28%	30%	19%	27%	28%
Effective income tax rate	14%	17%	14%	16%	16%

(1)	LTM period is Oct 1, 2006 to Sept 30, 2007.

(2)	YTD period is Jan 1, 2007 to Sept 30, 2007.

(3)	Performance fees are recognised when they crystallize, generally on June 30 and December 31 each year.

As a result, the performance fee revenues do not reflect revenues from uncrystallised performance fees during Q1 and Q3.

(4)	See “Non-GAAP Financial Measures” for further detail.

(5)	Ratios annualized for Q3 2006 as well as Q2 and Q3 2007.

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Composition of Assets Under Management Supplement
(USD in millions)

	As of June 30,		YOY	As of September 30,		YOY	Qtr on Qtr% Change
	2007	2006	% Change	2007	2006	% Change	Q32007	Q32006

Alternative strategy	$12,826	$9,059	42%	$14,713	$9,184	60%	15%	1%
Long-only	4,432	3,730	19%	4,561	3,735	22%	3%	0%
Internal FoHF	1,627	1,086	50%	1,651	1,089	52%	1%	0%
External FoHF	599	477	26%	598	511	17%	0%	7%

Gross Fund-Based AUM	19,485	14,351	36%	21,524	14,519	48%	10%	1%

Managed accounts	1,843	937	97%	1,905	1,042	83%	3%	11%
Cash	194	339	(43%)	164	372	(56%)	(16%)	10%

Total Gross AUM	21,522	15,627	38%	23,593	15,932	48%	10%	2%

Less: internal FoHF investments in GLG funds	(1,642)	(1,020)	61%	(1,653)	(1,091)	52%	1%	7%
Less: external FoHF investments in GLG funds	(56)	(13)	343%	(55)	(48)	15%	(1%)	281%
Less: alternatives fund-in-fund investments	(1,239)	(1,127)	10%	(1,419)	(1,075)	32%	14%	(5%)

Net AUM	$18,585	$13,467	38%	$20,466	$13,718	49%	10%	2%

	Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006	2007	2006
Opening Gross Fund-Based AUM	$17,060	$12,934	$19,485	$14,351	$16,053	$11,484
Fund-based inflows (net of redemptions)	1,393	1,407	1,798	(72)	3,350	1,541
Fund-based net performance (gains net of losses)	1,032	10	241	240	2,121	1,494

Closing Gross Fund-Based AUM	$19,485	$14,351	$21,524	$14,519	$21,524	$14,519

% of Opening Gross Fund-Based AUM
Gross Fund-based inflows (net of redemptions)	8.2%	10.9%	9.2%	(0.5%)	20.9%	13.4%
Gross Fund-based net performance (gains net of losses)	6.0%	0.1%	1.2%	1.7%	13.2%	13.0%

Opening Managed Accounts AUM	$1,398	$505	$1,843	$937	$1,233	$335
Inflows (net of redemptions)	351	536	38	96	457	766
Net performance (gains net of losses)	94	(104)	24	8	215	(60)

Closing Managed Accounts AUM	$1,843	$937	$1,905	$1,042	$1,905	$1,042

% of Opening Managed Accounts AUM
Inflows (net of redemptions)	25.1%	106.1%	2.1%	10.3%	37.1%	228.8%
Net Performance (gains net of losses)	6.7%	(20.6%)	1.3%	0.9%	17.5%	(17.9%)
Note: Net performance is based on both opening AUM and inflows during the period and can be influenced by heavy inflows and fluctuations in currencies.

10

Exhibit B

GLG THIRD QUARTER 2007 UPDATE INVESTOR PRESENTATION OCTOBER 24, 2007

SECURITIES LAW INFORMATION Freedom Acquisition Holdings, Inc. ("Freedom") has mailed a definitive proxy statement in connection with the proposed acquisition of GLG Partners LP and its affiliated entities (collectively, "GLG") to Freedom stockholders. The definitive proxy statement was filed with the U.S. Securities and Exchange Commission (the "SEC") on October 11, 2007. Stockholders of Freedom and other interested persons are advised to read the definitive proxy statement and any other relevant documents in connection with Freedom's solicitation of proxies for the special meeting to be held to approve the proposed acquisition because these documents contain important information about GLG, Freedom and the proposed acquisition. Stockholders may obtain a copy of the definitive proxy statement, without charge, at the SEC's internet site at http://www.sec.gov or by directing a request to: Freedom Acquisition Holdings, Inc., 1114 Avenue of the Americas, 41st floor, New York, New York 10036, telephone (212) 380-2230. Freedom and its directors and officers may be deemed participants in the solicitation of proxies from Freedom's stockholders. A list of the names of those directors and officers and descriptions of their interests in Freedom is contained in the definitive proxy statement. Freedom's stockholders may obtain additional information about the interests of its directors and officers in the proposed acquisition by reading the definitive proxy statement.

FORWARD-LOOKING STATEMENTS Nothing in this presentation should be construed as, or is intended to be, a solicitation for or an offer to provide investment advisory services. This presentation contains statements relating to future results (including certain projections and business trends) that are forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market conditions for GLG managed investment funds; performance of GLG managed investment funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the cost of retaining GLG's key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG's business in size and geographically; operational risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG's resources; risks related to the use of leverage, the use of derivatives, interest rates and currency fluctuations; costs related to the proposed acquisition; failure to obtain the required approvals of Freedom's stockholders; and risks that the closing of the transaction is substantially delayed or that the transaction does not close, as well as other risks and uncertainties, including those set forth in the definitive proxy statement filed by Freedom with the Securities and Exchange Commission on October 11, 2007. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

GLG ACCESSES THE PUBLIC MARKETS GLG is accessing the public markets and will become an NYSE-listed, US public company through a reverse acquisition transaction with Freedom Acquisition Holdings, Inc. ("Freedom"), with closing expected on November 2, 2007 GLG is one of the world's leading alternative asset managers Over $23 billion in gross assets under management ("AUM")(1) as of September 30, 2007 Strong and sustained investment performance with approximately 17% net annual returns in alternative strategies since 1997 37% CAGR in gross AUM since 2001; 47% since 2005 Deep and talented team of investment professionals Freedom was formed solely to make an acquisition and its common stock is trading on AMEX under the symbol FRH After the transaction, the shares will trade on the NYSE under the symbol GLG Pro forma fully diluted market capitalization is expected to be approximately $4.4 billion. The float is expected to be approximately $695 million(2) Note: 1. See "Description of Gross and Net Assets Under Management" in Appendix for definition. 2. Based on Freedom's share price of $13.14 as of October 19, 2007. 1

1. TRANSACTION

TRANSACTION SUMMARY Structure Consideration Management Lock-Ups and Non-Competes Proceeds Board of Directors Approvals Expected Closing Note: 1. Based on treasury stock method at Freedom share price of $13.14 as of October 19, 2007. Assumes exchange into Freedom stock of all exchangeable securities issued in connection with the transaction and no redemption by Freedom shareholders. Purchase by Freedom of 100% of GLG Partners LP and its associated entities ("GLG") Structured as a reverse acquisition $1 billion in cash: to be financed by cash on Freedom's balance sheet and up to $570 million in debt 230 million shares of Freedom common stock (69% fully-diluted(1) ownership) GLG intends to allocate 10 million shares to current GLG employees, key personnel and certain other individuals Freedom shareholders retain 31% fully-diluted(1) ownership To include Noam Gottesman (Chairman and Co-CEO), Emmanuel Roman (Co-CEO), Simon White (CFO) GLG's principals and key next generation to enter into lock-up and non-compete arrangements Approximately 50% of after-tax cash proceeds received by GLG shareholders to be re-invested in GLG funds at full fees (an amount, together with additional amounts expected to be invested contemporaneously with closing, equal to approximately $805 million of net AUM) To include Noam Gottesman, Emmanuel Roman, Nicolas Berggruen, Martin Franklin, Ian Ashken, James Hauslein, William Lauder, Paul Myners and Peter Weinberg Majority of Freedom shareholders (approval requires that less than 20% of shareholders vote against transaction and elect redemption) UK, Irish and Cayman Islands regulatory authorities November 2, 2007 2

2. OVERVIEW OF GLG

GLG IS A LEADING ALTERNATIVE ASSET MANAGER GLG is a multi-strategy alternative asset manager based in London with over $23 billion in gross AUM as of September 30, 2007(1) Largest independent alternative asset manager in Europe 11th largest alternative asset manager globally(2) Focus on equity, emerging markets, convertible and credit strategies in approximately 40 funds comprising both alternative and long-only strategies Attractive foundation of ultra-high net worth / high net worth clients representing roughly half of GLG's AUM Over 340 people(3), including 123 investment professionals, located in London, New York and the Cayman Islands Founded in 1995 with a long history of strong and sustained investment performance Winner of numerous major industry awards. Recent awards include: GLG Partners LP Winner 2006 and 2007 No. 1 Hedge Fund (Based on All Votes) GLG Partners LP Winner 2006 Best Hedge Fund Notes: 1. See "Description of Gross and Net Assets Under Management" in Appendix for definition. 2. Source: Institutional Investor / Alpha Magazine, May 2007. 3. Includes contractors and temporary personnel as well as employees of GLG Inc., an independently owned dedicated service provider in New York that GLG has entered into an agreement to acquire. 3

GLG'S KEY GROWTH STRATEGIES Extend Strong Investment Track Record Dedicated to achieving substantial absolute returns for clients Committed to recruiting, training, retaining and motivating the top investment talent in the world Expand Investment Products and Strategies Focused on continuing to grow the number of funds and strategies (currently approximately 40 fund products) Continued emphasis on innovation and responsiveness to market opportunities and client demands Averaged five new product launches per year over the last five years Build on Success in Europe and UK to Penetrate Other Major Markets Expand client relationships and distribution capabilities in the US, Middle East and Asia, regions where GLG currently has modest representation but sees significant growth opportunities For example, the US currently represents 57% of global alternative assets(1), but a de minimus portion of GLG's AUM Leverage new strategic investors: Istithmar and Sal. Oppenheim Note: 1. Source: Hedge Fund Research, Inc. 4

TWO NEW STRATEGIC INVESTORS: ISTITHMAR AND SAL. OPPENHEIM Istithmar and Sal. Oppenheim each purchased approximately 3% equity stakes (2% fully diluted(1) pro forma for the Freedom transaction) from a former GLG principal in August 2007. Both will also be investors in GLG managed funds Istithmar Government of Dubai-owned private equity and alternative investment firm Headquartered in Dubai, UAE with offices in New York and Shanghai Intend to focus relationship on broadening GLG's Middle Eastern distribution, product development and investment opportunities Sal. Oppenheim Europe's largest independent private bank Headquartered in Cologne, Germany and family owned since its foundation in 1789 Focus on asset management and investment banking Intend to focus relationship on product development tailored for the German market 5 Note: 1. Based on treasury stock method at Freedom share price of $13.14 as of October 19, 2007. Assumes exchange into Freedom stock of all exchangeable securities issued in connection with the transaction and no redemption by Freedom shareholders.

GLG'S SIGNIFICANT AUM GROWTH HAS BEEN DRIVEN BY... GLG's gross AUM(1) have grown at a CAGR of 37% since December 2001 With $23.6 billion in gross AUM(1), GLG is one of the world's largest alternative asset managers Notes: 1. See "Description of Gross and Net Assets Under Management" in Appendix for definition. ($ BN) 6

CTA Fund (1) 1% Single Manager Alternative Strategy Funds (18) 62% ....GLG'S DIFFERENTIATED MULTI-STRATEGY APPROACH AND... Notes: Data as at September 30, 2007 based on gross AUM. See "Description of Gross and Net Assets Under Management" in Appendix for definition of "gross AUM". Figures in parentheses indicate number of funds within each strategy. 2007 pipeline also includes creation of two emerging market funds (GLG Emerging Equity and GLG Emerging Currency and Fixed Income) AUM breakdown by investment strategy Sub-breakdown of single manager alternative strategy funds 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 YTD GLG Balanced GLG Capital Appreciation GLG Performance GLG Global Convertible GLG Opportunity (restructured into the GLG Global Opportunity Fund in 2002) GLG Market Neutral GLG European Equity GLG Global Convertible UCITS GLG Capital Appreciation (Distributing) GLG Performance (Distributing) GLG European Long-Short GLG Global Aggressive Prescient Alpha GLG European Opportunity GLG North American Opportunity GLG Financials GLG Technology GLG Credit GLG Multi Strategy GLG MMI Enhanced GLG Japanese Long-Short GLG Global Futures GLG North American Equity GLG Alpha Select GLG Emerging Markets GLG Consumer GLG MMI Japanese Opportunity GLG Global Utilities GLG Global Convertible UCITS (Distributing) GLG Event Driven GLG Absolute Return Bond GLG MMI Directional GLG Esprit GLG UK Select Equity (Distributing) GLG MMI Enhanced II GLG Emerging Markets Special Situations GLG Environment GLG Alpha Capture GLG UK Select Equity (Distributing) Cash and Individual Securities 1% External FoHFs (5) 3% Managed Accounts 8% Internal FoHFs (3) 7% Long-Only Funds (13) 19% Mixed Asset Long-Short Funds (2) 26% Multi-Strategy Arbitrage Fund (1) 17% Convertible Bond Fund (1) 4% Credit Long-Short Funds (2) 4% Equity Long-Short Funds (11) 48% Single Manager Alternative Strategy Funds (18) 62% 7

.... GLG'S STRONG AND SUSTAINED TRACK RECORD OF INVESTMENT PERFORMANCE Since the first fund launched in 1997, GLG has achieved a 16.8% net-of-fees annualized dollar-weighted return on its alternative strategies through September 2007 Annualized Returns 16.8% 15.0% 6.4% 10.1% 6.8% 4.9% 5.8% Rebased Index Value Note: Dollar-weighted average returns are calculated as the composite performance of all constituent funds, weighted by fund size. Performance measured by core class in each fund. First GLG fund began trading in January 1997; as a result, indices are rebased to 100 as at January 1, 1997, with monthly datapoints through to September 30, 2007. Annualized returns calculated on basis of monthly pricing data. 8

SUBSTANTIAL NET RETURNS, WITH LOW INTER-FUND CORRELATION, SINCE INCEPTION

	Gross AUM[1]	Inception Date	Perf. Since Inception	Net Ann. Return	Fund return correlations[2]								
					European Long-Short	Emerging Markets	Market Neutral	North American Opportunity	Global Convertible UCITS	European Equity	Capital Appreciation	S&P 500 Index	MSCI World Index
Alternative Strategies													
European Long-Short	$3.2bn	Oct 2000	144%	13.6%	1.00	0.59	0.55	0.57	0.19	0.23	0.34	(0.02)	0.06
MSCI Europe Index			4%	0.6%									
Emerging Markets	$3.1bn	Nov 2005	165%	66.2%	0.59	1.00	0.50	0.29	0.47	0.48	0.50	0.18	0.29
(No comparable index)			n/a	n/a									
Market Neutral	$2.5bn	Jan 1998	495%	20.1%	0.55	0.50	1.00	0.53	0.53	0.28	0.55	0.16	0.26
MSCI World Index			57%	4.8%									
North American Opportunity	$1.3bn	Jan 2002	66%	9.2%	0.57	0.29	0.53	1.00	0.51	0.38	0.62	0.31	0.37
S&P 500 Index			33%	5.1%									
Long-only Strategies													
Global Convertible UCITS	$1.4bn	Mar 1999	109%	9.0%	0.19	0.47	0.53	0.51	1.00	0.76	0.84	0.64	0.72
ML Global 300 Convertible Index			71%	6.5%									
MSCI World Index			30%	3.1%									
European Equity	$1.3bn	Feb 1999	170%	12.1%	0.23	0.48	0.28	0.38	0.76	1.00	0.76	0.75	0.85
MSCI Europe Index			31%	3.1%									
Capital Appreciation	$0.9bn	Mar 1997	229%	11.8%	0.34	0.50	0.55	0.62	0.84	0.76	1.00	0.65	0.75
Index[3]			75%	5.4%									

Notes: Data as at September 30, 2007. Funds listed represent GLG's seven largest funds excluding fund of funds and managed accounts. AUM figures include distributing variants of funds, where applicable. Returns data are for core class in non-distributing fund and are calculated on basis of daily pricing data, where applicable.

1. See "Description of Gross and Net Assets Under Management" in Appendix for definition.
2. Correlations calculated based on monthly returns from fund inception date to September 30, 2007.
3. 65% MSCI World Index, 35% JP Morgan Government Bond Index.

9

KEY DRIVERS OF FINANCIAL PERFORMANCE Key Drivers Assets under management Diversity of product offerings Funds' performance Low correlation of funds' returns Management, administration and performance fee rates Key Drivers Market for investment management talent Expense management Revenues Management fees Administration fees Performance fees Expenses Compensation & other personnel expenses General & administrative expenses 10

FINANCIAL SUMMARY

($ MM)	3Q 2007	3Q 2006	LTM[1]	YTD[1]
Gross AUM[2]	23,593	15,932	23,593	23,593
Net AUM[2]	20,466	13,718	20,466	20,466
Average net AUM[3]	19,533	13,592	16,805	17,576
Management fees	79	47	255	199
Performance fees[4]	1	1	562	344
Administration fees	16	9	53	43
Other	7	0	11	8
Total net revenues and other income	**103**	**57**	**880**	**594**
Employee compensation and benefits	(29)	(4)	(161)	(111)
General, administrative and other	(26)	(17)	(104)	(80)
Net interest income	3	1	6	5
Income tax expense	(5)	(2)	(47)	(33)
GAAP net income	**46**	**36**	**574**	**375**
Deduct: limited partner profit share[5]	(17)	(25)	(332)	(208)
Non-GAAP adjusted net income[5]	**29**	**11**	**241**	**168**
Management and administration fees / Avg. net AUM[6]	1.9%	1.7%	1.8%	1.8%
Total net revenues and other income / Avg. net AUM[6]	2.1%	1.7%	5.2%	2.5%
Employee compensation and limited partner profit share / Total net revenues and other income	45%	50%	56%	54%
General, administrative and other expenses / Total net revenues and other income	25%	29%	12%	13%
Non-GAAP adj. net income / Total net revenues and other income	28%	19%	27%	28%
Effective income tax rate	14%	14%	16%	16%

Notes:
1. LTM period is October 1, 2006 to September 30, 2007; YTD period is January 1, 2007 to September 30, 2007.
2. See "Description of Gross and Net Assets Under Management" in Appendix for definition.
3. Calculated as quarterly average.
4. Includes only crystallized performance fees.
5. Adjusted net income is a non-GAAP financial measure which includes limited partner profit shares to certain GLG individuals who ceased to be employees when GLG established its limited partner profit share arrangement at the end of June 30, 2006. These individuals hold direct or indirect limited partnership interests in entities which had previously employed them. GLG management consider adjusted net income as an appropriate measure to assess business performance as it reflects the cost of the services provided to GLG by participants in the limited partner profit share arrangement and employees.
6. Ratios annualized for 3Q 2007, 3Q 2006 and YTD.

11

GLG IS A WORLD-CLASS FRANCHISE Leading Alternative Investment Manager GLG Team and Culture Multi-Strategy Approach Including Long-Only Products Strong and Sustained Investment Performance World-Class Client Base Rigorous Risk Management and Controls Management Depth, Experience and Commitment 12

APPENDIX

HISTORY OF GLG GLG was founded by Noam Gottesman, Pierre Lagrange and Jonathan Green in 1995 as a division of Lehman Brothers Founders had worked together at Goldman Sachs Private Client Services since late 1980s GLG began to offer fund products in early 1997 Became an independent business in 2000, with Lehman Brothers initially holding a 20% minority interest (currently 15.3% and 10.1% fully diluted(1) pro forma for the Freedom transaction) Since 2000, GLG has made considerable investments developing a cohesive investment management team and robust platform Headcount growth from 55 in 2000 to over 340 today(2) Note: 1. Based on treasury stock method at Freedom share price of $13.14 as of October 19, 2007. Assumes exchange into Freedom stock of all exchangeable securities issued in connection with the transaction and no redemption by Freedom shareholders. 2. Includes contractors and temporary personnel as well as employees of GLG Inc., an independently owned dedicated service provider that GLG has entered into an agreement to acquire. 13

GLG SEES SIGNIFICANT BENEFITS TO BECOMING PUBLIC THROUGH FREEDOM Why is GLG accessing the public markets? Attract, retain and motivate world-class investment talent Increase global brand awareness More efficient access to the capital markets and an acquisition currency An Efficient and Transparent Approach Limits management distraction or business disruption Minimizes execution and market risks Freedom Represents a Unique Opportunity Deep experience of Freedom's principals Strong existing shareholder base Expected NYSE listing consistent with growth and branding strategy Why is GLG accessing the public markets through a reverse acquisition? 14

FREEDOM REPRESENTS A UNIQUE OPPORTUNITY Freedom was formed in 2006 solely to make an acquisition of an operating company and currently has no operating businesses December 2006 IPO led by Citigroup raised over $500 million in capital 52.8 million units placed at $10.00 per unit. Units (1 common share and 1 warrant) trade on AMEX under ticker "FRH.U"; common shares and warrants trade on AMEX under tickers "FRH" and "FRH.WS", respectively Current market capitalization of approximately $850 million(1) and float of $695 million(1) GLG transaction represents the type of attractive opportunity that Freedom was established to uncover: leading player, growing industry, experienced management Two principal directors and shareholders Nicolas Berggruen, Berggruen Holdings Founded Berggruen Holdings in 1985. Currently with operations in the US, Europe and Asia, Berggruen Holdings is the direct investment vehicle of Nicolas Berggruen and invests in operating businesses, owns and develops real estate and maintains an in-house public securities portfolio Also co-founded Alpha Investment Management, a hedge fund of funds business which was sold in 2004 Martin Franklin, Marlin Equities Chairman and CEO of Jarden Corporation (NYSE ticker "JAH") since 2001. Jarden is a broad-based consumer products company whose share price has grown at a CAGR of approximately 24% over the previous five years Former chairman and director of Bolle, Inc., chairman of Lumen Technologies and chairman and CEO of Benson Eyecare Corporation 15 Note: 1. Based on Freedom share price of $13.14 as of October 19, 2007.

COMPOSITION OF ASSETS UNDER MANAGEMENT 16

DEVELOPMENT OF ASSETS UNDER MANAGEMENT 17 Note: Net inflows over a period can distort net performance when expressed as a percentage of opening AUM.

RESULTING PRO FORMA OWNERSHIP GLG's principals will retain a substantial ownership stake in GLG of approximately 41% on a fully-diluted basis(1) (currently 62%) GLG's key next generation will own approximately 10% on a fully-diluted basis(1) (currently 15%) GLG intends to allocate 10 million shares received in the transaction to GLG employees, key personnel and certain other individuals Notes: 1. Based on treasury stock method at Freedom share price of $13.14 as of October 19, 2007. Assumes exchange into Freedom stock of all exchangeable securities issued in connection with the transaction and no redemption by Freedom shareholders. 2. Includes co-investment by Freedom sponsors of $50 million for 5 million units. 3. All warrants have an exercise price of $7.50. Freedom founders and sponsors have agreed to exercise their warrants if public warrants become exercisable and are called for redemption. Amount (MM) Fully Diluted Amount (MM)(1) Basic % Fully Diluted %(1) Shares issued to GLG shareholders 230.0 230.0 76.7% 69.3% Shares owned by Freedom founders, sponsors, and the public(2) 69.8 69.8 23.3% 21.0% Total shares 299.8 299.8 100.0% 90.4% Warrants owned by Freedom founders, sponsors, and the public(2)(3) 74.3 31.9 9.6% Total shares + warrants 374.1 331.7 100.0% 18

TAXES Freedom (and the GLG business) will not be impacted by proposed US tax legislation regarding the taxation of publicly-held private equity firms and hedge funds structured as partnerships. As a US corporation, Freedom pays and will pay US corporate taxes Freedom (and the GLG business) will not be impacted by possible US tax legislation regarding the tax rates imposed on "carried interest" earnings. GLG earns fee income and does not receive a "carried interest" GLG expects its effective tax rate to remain near 20% over the next three years, but the effective tax rate will depend on a number of factors: Jurisdictions in which GLG does business and the income taxes in those jurisdictions Relative growth rates in earnings in the jurisdictions in which GLG does business GLG's low expected effective tax rate going forward is primarily the result of the asset basis step-up and associated 15-year goodwill amortization deduction for US tax purposes as a result of the transaction 19

LIMITED PARTNER PROFIT SHARE ARRANGEMENT Mid-2006, GLG entered into partnerships with a number of its key personnel These individuals: Ceased being employees and became holders of direct or indirect limited partnership interests in GLG entities and provide services to GLG directly or through two limited liability partnerships Are entitled to: Priority drawings paid as a partnership draw: a fixed base limited partner profit share and a variable limited partner profit share which is contractually linked to management fees and performance fees attributable to the individuals concerned. Discretionary limited partner profit share which is determined by management in its sole discretion When assessing business performance, GLG management adds limited partner profit share to employee compensation expense to show the total cost of services provided to GLG by both participants in the limited partner profit share arrangement and employees The portion of GLG's profits comprising the limited partner profit share is included in income before taxes but is subject to tax at the level of the limited partners and is not subject to corporation tax 20

SUMMARY OF FREEDOM WARRANTS Public Offering Warrants Founders' Warrants Sponsors' Warrants Co-Investment Warrants Outstanding 52,800,000 12,000,003 4,500,000 5,000,000 Exercise Price $7.50 $7.50 $7.50 $7.50 Exercise Period(1) Later of: (i) consummation of a Business Combination, or (ii) December 28, 2007 Closing price > $14.25 for 20 trading days within a 30 trading day period beginning 90 days after a Business Combination Same as Public Offering Warrants Same as Public Offering Warrants Redemption Conditions All outstanding warrants are redeemed Closing price >$14.25 on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date the redemption notice is given N/A as long as held by founders or their permitted transferees N/A as long as held by founders or their permitted transferees Same as Public Offering Warrants Redemption Notice No less than 30 days prior to redemption N/A N/A Same as Public Offering Warrants Redemption Price $0.01 per warrant N/A N/A Same as Public Offering Warrants "Cashless Exercise" Only applicable to warrants exercised in a redemption period If Public Offering Warrants become exercisable and are called for redemption, founders and sponsors will agree to amend to provide for cashless exercise Same as Founders' Warrants Same as Public Offering Warrants 21 Notes: 1. No warrants may be exercised unless an SEC registration statement covering the shares of common stock underlying the warrant is effective.

PRO FORMA FULLY DILUTED SHARE COUNT AT DIFFERENT SHARE PRICES Notes: Based on treasury stock method. Assumes exchange into Freedom stock of all exchangeable securities issued in connection with the acquisition and no redemption by Freedom shareholders. Share price Fully diluted shares $10.00 318.4 million $10.50 321.0 million $11.00 323.4 million $11.50 325.6 million $12.00 327.7 million $12.50 329.5 million $13.00 331.2 million $13.50 332.8 million $14.00 334.3 million $14.50 335.7 million $15.00 337.0 million $15.50 338.1 million $16.00 339.3 million 22

FREEDOM BALANCE SHEET SUMMARY Following its IPO and subsequent over-allotment issue, Freedom's assets consist primarily of cash Apart from a small working capital fund, the majority of this cash is held in a trust account and can be accessed only on consummation of a business combination transaction or dissolution of Freedom Additionally, Freedom's sponsors have committed to subscribe an incremental $50 million of units immediately prior to the consummation of a business combination transaction All cash is attributable to the offering of equity securities; Freedom does not currently make use of debt funding Immediately prior to consummation of a business combination transaction, following the sponsor co-investment, and assuming no exercise of redemption rights by dissenting common shareholders, Freedom will have available net cash of approximately $550 million for use as acquisition consideration and to meet expenses associated with the business combination transaction Source: Freedom SEC filings. Notes: Data as at September 30, 2007. 1. Under US GAAP, common stock subject to redemption upon announcement of contemplated transaction is classified as a liability; the above analysis assumes no exercise of redemption rights at announcement and therefore classifies all common stock under stockholders' equity. Assets ($ MM) Assets ($ MM) Working cash and prepaid expenses 5.6 Cash held in trust account 519.1 Total Assets 524.7 Liabilities ($ MM) Liabilities ($ MM) Accrued expenses and taxes 1.9 Deferred underwriters' fee 18.0 Total Liabilities (assuming no equity redemption) 19.8 Stockholders' Equity(1) ($ MM) Stockholders' Equity(1) ($ MM) Equity not subject to possible redemption 401.0 Equity subject to possible redemption 103.9 Total Stockholders' Equity (assuming no equity redemption) 504.9 Total Liabilities and Shareholders' Equity 524.7 23

DESCRIPTION OF GROSS AND NET ASSETS UNDER MANAGEMENT GLG's funds make use of fund-in-fund reinvestment in the following ways: GLG's internal fund of hedge fund ("FoHF") products invest substantially all of their assets in GLG's single-manager alternative or long-only fund products; GLG's external FoHF products may invest a small proportion of their assets in GLG's single-manager alternative or long-only funds; and GLG's single-manager alternative fund products may invest some proportion of their assets in other GLG single-manager alternative fund products Gross AUM presentation includes assets invested from other GLG Funds Net AUM presentation is net of assets invested from other GLG Funds 24

Exhibit C

GLG PARTNERS REPORTS Q3 2007 EARNINGS

[Speaker: Operator]

Welcome to GLG Partners’ third quarter 2007 financial results conference call. I would now like to turn the call over to host Stephanie Linehan.

[Speaker: Stephanie Linehan]

Hello everyone and welcome to the GLG Partners investor and analyst conference call. On the call today, from GLG Partners, we have Noam Gottesman, Co-Founder, Managing Director and Co-CEO, Simon White, Chief Financial Officer, and Michael Hodes, Acting Director of Investor Relations. Before I hand over the call to the principals, I would like to read a forward-looking statement.

After our prepared remarks, we will be happy to take your questions.

Earlier this morning, we issued a press release announcing financial results for the third quarter and first nine months of 2007.

I also want to point out that during the course of this conference call, we may make a number of forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, and there are important factors that could cause actual outcomes to differ materially from those indicated in these statements. Some of these factors are described in the “Risk Factors” section of the proxy statement filed by Freedom Acquisition Holdings, Inc. with the SEC with respect to the proposed acquisition transaction with Freedom. I want to remind you that GLG assumes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

I would also like to remind everyone that GLG presents certain financial measures, such as adjusted net income and comprehensive limited partner profit share, compensation and benefits, that are not prepared in accordance with U.S. GAAP, in addition to financial results prepared in accordance with GAAP. GLG is providing these non-GAAP financial measures to enable investors, security analysts and other interested parties to perform additional financial analysis of GLG’s personnel-related costs and its earnings from operations and because it believes that they will be helpful to investors in understanding all components of the personnel-related costs of GLG’s business. A reconciliation of these non-GAAP financial measures to GAAP is included in our earnings release, a copy of which is available on our website and has also been filed with the Form 8-K of Freedom Acquisition Holdings filed this morning with the SEC.

I will now hand it over to Noam for an overview of the quarter and year-to-date.

[Speaker: Noam Gottesman]

Good morning.

•     We are very pleased to report a solid third quarter with healthy net inflows of new capital. Though our dollar-weighted performance was just shy of flat on average for all our funds in the quarter, we saw particular strength in our Emerging Markets business, which is led by Greg Coffey, and our European strategies, led by GLG Co-Founder Pierre Lagrange.

•     Importantly, our risk control infrastructure stood up well in the turbulent capital markets of the summer, and we used the dislocations in the fixed income markets to further build out our team of investment professionals.

•     Net income for the quarter was $46 million, up 27% from the same quarter in 2006, with adjusted net income of $29 million, up 160%.

•     Our net assets under management reached $20.5 billion at September 30, up 10% from the end of June and up 49% from the end of September 2006.

•     Net inflows were $1.8 billion during the third quarter, which includes managed account inflows and gross fund-based inflows.

•     Though performance varied from fund to fund, our diversified model continues to work well for us, generating positive un-crystallized performance fees every month in the quarter and substantial net inflows.

•     For 2007, on a dollar-weighted basis, we generated a net return of 10.4% in the nine months, inclusive of a 47 basis point decline in the third quarter. Looking just at our alternative strategies, we generated a net return of 11.3% in the first nine months, which includes a 34 basis point decline in the third quarter. On a trailing 12-month basis, we were up 19.2 % overall and just shy of 21% in alternative strategies.

•     In terms of the Freedom transaction, we are making very good progress towards its completion, and we have the Freedom shareholder vote scheduled for October 31st and the closing anticipated on November 2nd. We expect to start trading on the NYSE on the November 5th. Importantly, after the closing, the existing GLG shareholders plan to make investments in GLG funds at full fees, and that should add approximately $805 million to net assets under management.

•     Our strong year-to-date performance, together with the proposed transaction with Freedom and strategic investments by Istithmar and Sal. Oppenheim, positions us well for the future expansion and growth of our business. We are very excited about the opportunity in America and are on track to register with the SEC before year end.

I will pass you over to Simon White, our CFO, to cover the financial results in a little more depth.

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[Speaker: Simon White]

Thank you, Noam. Good morning, everyone.

•     Net income was $46 million for the quarter and $375 million for the first nine months of 2007. That’s up 27% and 133% over the same periods last year.

•     Adjusted net income was $29 million for the quarter and $168 million for the first nine months, up 160% and 99%, respectively, year-over-year. This is a non-GAAP financial measure we use internally to gauge the underlying performance of our business by deducting from GAAP net income, limited profit share.

•     Total net revenues and other income were $103 million for the quarter and $594 million for the nine months, up 79% and 78%, respectively, over the same period a year ago.

•     Performance fees were immaterial in the third quarter, as it is our practice to only recognize them when they crystallize, generally on June 30 and December 31. Any sustained positive performance in the third quarter at the fund level will be recognized when performance fees are crystallized at year end in the fourth quarter results.

•     Management and administration fees totaled $95 million for the quarter, up 69% compared to the same quarter in 2006. For the first nine months of 2007, they were $242 million, an increase of 56%.

•     This represents 1.9% of average net AUM, up 29 basis points on the same quarter last year and 16 basis points for the first nine months of 2007. Though there has been an upward trend in net management and administration fees relative to net assets under management, we note the timing of net flows can create some volatility, as the average net AUM is calculated on a 2-point average for the quarter.

On the expenses side:

•     Employee compensation and benefits increased $25 million compared to $4 million in the third quarter 2006 and fell by 6% for the first nine months. These levels were impacted by the limited partner profit share arrangements for key personnel that were put in place in June 2006.

•     We believe a more meaningful comparison is to look at the total of limited partner profit share and compensation and benefits, or PSCB, a non-GAAP financial measure which management utilizes to measure the total cost of services provided to GLG by employees and limited partners.

•     PSCB for the quarter rose 60% to $48 million, and for the first nine months, it increased by 63% to $318 million. However, this increase is attributable the significant increase in revenues, particularly our performance fees which crystallized at end of June 2007.

• When measured as a percentage of net revenues, PSCB fell by 539 basis points to 45% for the quarter and fell by 471 basis points to 54% for the first nine months of 2007.

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•     General, administration and other expenses increased by 56% to $26 million compared to third quarter 2006 and by 82% to $80 million for the first nine months. This reflected both the increase in the scale of the business, as well as certain non-recurring one-time costs recognized in the first half of 2007.

•     Expressed as a percentage of revenues, general, administration and other expenses fell 372 basis points to 25% for the quarter. For the first nine months, these expenses as a percentage of revenues were essentially level at 13%.

•     The effective tax rate for the third quarter adjusted earnings was 14%. In the fourth quarter, we expect adjusted net income to be roughly 82% of pre-tax adjusted net income.

All in all a very strong first nine months.

Before we open the call up to questions, I want to highlight that we have updated our investor presentation, and it is available on our website at www.glgpartners.com, and has also been filed today with the SEC on Freedom’s Current Report on Form 8-K.

We are now available to answer any questions that you may have. Let me hand you over to Mike Hodes, who will manage the Q&A session.

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